EXHIBIT 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of BlackRock Capital Investment Corporation (the “Company”) for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James E. Keenan, as Interim Chief Executive Officer of the Company, and Michael Pungello, as Interim Chief Financial Officer and Interim Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company.

/s/ James E. Keenan
Name:	James E. Keenan
Title:	Interim Chief Executive Officer
Date:	August 1, 2018

/s/ Michael Pungello
Name:	Michael Pungello
Title:	Interim Chief Financial Officer and Interim Treasurer
Date:	August 1, 2018